Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Tarantella, Inc. and its subsidiaries on Form S-8 of our report dated December 27, 2004, (which expresses an unqualified opinion and includes an explanatory paragraph regarding a going concern uncertainty), appearing in this Annual Report on Form 10-K of Tarantella, Inc. for the fiscal year ended September 30, 2004.

/s/  DELOITTE & TOUCHE LLP

San Jose, California

December 27, 2004